EXHIBIT 21
                                   ----------



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------
                             AS OF DECEMBER 31, 2000


                                                                    PERCENTAGE
                                                                     OF VOTING
                                                   JURISDICTION     SECURITIES
NAME                                              OF ORGANIZATION     OWNED
----                                              ---------------   ----------

INTRUST Bank, National Association                 National Bank      100%

Will Rogers Bank                                   Oklahoma           100%

NestEgg Consulting Inc.                            Kansas             100%

INTRUST Community Development Corporation          Kansas             100%

INTRUST Capital Trust                              Delaware           100%